EXHIBIT (E)(18)

                                    IVY FUND

                        ADDENDUM TO AMENDED AND RESTATED
                             DISTRIBUTION AGREEMENT

                             Ivy International Fund

                              ADVISOR CLASS SHARES

         AGREEMENT made as of the 25th day of August, 2000, by and between Ivy Fund (the "Trust") and Ivy Mackenzie Distributors, Inc. ("IMDI")(formerly "Mackenzie Ivy Funds Distribution, Inc.").

         WHEREAS, the Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended, and consists of one or more separate investment portfolios, as may be designated from time to time; and

         WHEREAS, IMDI serves as the Trust's distributor pursuant to an Amended and Restated Distribution Agreement dated March 16, 1999 (the "Agreement"); and

         WHEREAS, the Trustees of the Trust have duly approved an amendment to the Agreement to include the Advisor Class shares of Ivy International Fund (the "Fund"); and

         WHEREAS, the Advisor Class shares of the Fund were established and designated by the Board of Trustees of the Trust by written consent dated as of June 27, 2000.

         NOW THEREFORE, the Trust and IMDI hereby agree as follows:

                  Effective as of the date that the Registration Statement pertaining to the Advisor Class shares of the Fund is filed with the Securities and Exchange Commission pursuant to Rule 485(a) under the Securities Act of 1933 first becomes effective, the Agreement shall relate in all respects to the Advisor Class shares of the Fund, in addition to the classes of shares of the Funds and any other series of the Trust specifically identified in Paragraph 1 of the Agreement and any other Addenda thereto.

         IN WITNESS WHEREOF, the Trust and IMDI have adopted this Addendum as of the date first set forth above.

                                          IVY FUND

                                            By:   /S/ JAMES W. BROADFOOT
                                                  ----------------------
                                                  James W. Broadfoot, President



                                            IVY MACKENZIE DISTRIBUTORS, INC.


                                            By:   /S/ KEITH J. CARLSON
                                                  --------------------
                                                  Keith J. Carlson, President